EXHIBIT (m)(4)(b)

SCHEDULE A EATON VANCE MUTUAL FUNDS TRUST CLASS B DISTRIBUTION PLAN

	Sales	Date of Original Plans
Name of Fund Adopting This Plan	Commission	(Inception Date)	Adoption Date

Eaton Vance Government Obligations Fund	5%	October 28, 1993	June 23, 1997
Eaton Vance High Income Fund*	5%	August 1, 1986/July 7, 1993/	June 23, 1997
		June 19, 1995 (August 1, 1995)
Eaton Vance Strategic Income Fund**	4.5%	November 20, 1990/July 7, 1993/	June 23, 1997
		June 19, 1995 (November 1, 1995)
Eaton Vance Tax-Managed Growth Fund 1.1	5%	March 20, 1996	June 23, 1997
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1	5%	N/A	August 11, 1997
Eaton Vance Municipal Bond Fund	5%	N/A	October 17, 1997
Eaton Vance Tax-Managed International Growth Fund	5%	N/A	March 2, 1998
Eaton Vance Insured Tax-Managed Growth Fund	6.25%	N/A	June 22, 1998
Eaton Vance Insured Tax-Managed Emerging Growth Fund	6.25%	N/A	June 22, 1998
Eaton Vance Insured Tax-Managed International	6.25%	N/A	June 22, 1998
Growth Fund
Eaton Vance Insured High Income Fund	6.25%	N/A	June 22, 1998
Eaton Vance Tax-Managed Value Fund	5%	N/A	August 16, 1999
Eaton Vance Floating-Rate High Income Fund	6.25%	N/A	June 19, 2000
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund	6.25%	N/A	June 19, 2000
Eaton Vance Tax-Managed Young Shareholder Fund	6.25%	N/A	June 19, 2000
Eaton Vance Floating-Rate Fund	6.25%	N/A	August 14, 2000
Eaton Vance Tax-Managed Growth Fund 1.2	6.25%	N/A	March 1, 2001
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2	6.25%	N/A	March 1, 2001
Eaton Vance Tax-Managed Equity Asset Allocation Fund	6.25%	N/A	December 10, 2001
Eaton Vance Tax-Managed Mid-Cap Core Fund	6.25%	N/A	December 10, 2001
Eaton Vance Tax-Managed Small-Cap Value Fund	6.25%	N/A	December 10, 2001
Eaton Vance Low Duration Fund	6.25%	N/A	June 18, 2002
Eaton Vance Tax-Managed Dividend Income Fund	6.25%	N/A	February 10, 2003
Eaton Vance Diversified Income Fund	6.25%	N/A	November 15, 2004
Eaton Vance Dividend Income Fund	6.25%	N/A	August 8, 2005
Eaton Vance Cash Management Fund	6.25%	N/A	October 19, 2009

*	This fund is a successor in operations to a fund which was reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.
**	This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

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